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                                                                      EXHIBIT 23


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------



The Board of Directors
Deltic Timber Corporation:


We consent to incorporation by reference in the Registration Statement (No. 333-34317) on Form S-8 of Deltic Timber Corporation of our report dated February 5, 1999, relating to the consolidated balance sheets of Deltic Timber Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of Deltic Timber Corporation.



KPMG LLP
Shreveport, Louisiana
March 24, 1999